Exhibit 10.1
PHOENIX INTERNATIONAL VENTURES, INC.

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Agreement”) is made and entered into this 22nd day of March 2011 (“Agreement Date”) by and among PHOENIX INTERNATIONAL VENTURES, INC., a Nevada corporation, (the  “Company”), NEEV NISSENSON, an individual (“N. Nissenson”), and ZAHIR TEJA, an individual (“Teja”) and the individuals or entities who have executed this Agreement under the headings “Investors” and “Converting Investors”.  The Company, N. Nissenson, Teja, the Investors and the Converting Investors are hereinafter sometimes collectively referred to as the “Parties”.

WHEREAS, the Company and N. Nissenson entered into an employment agreement which became effective on April 27, 2007 (the “Employment Agreement”); and

WHEREAS, on February 22, 2011 N. Nissenson resigned as Chief Financial Officer of the Company; and

WHEREAS, the Company is indebted to N. Nissenson for accrued salary and vacation pay under the Employment Agreement; and

WHEREAS, pursuant to terms described herein, N. Nissenson desires to resign from his positions on the board of directors of Company and its subsidiaries; and

WHEREAS, the Company desires to resolve all disputes among the Parties and settle all debts and obligations that it may have or owe to each of  N. Nissenson and any of his affiliates (collectively, the “N. Nissenson Parties”) for all periods through and including the Agreement Date, all upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company, Teja and N. Nissenson do hereby agree as follows:

1.    Termination of Employment Agreement and Settlement of N. Nissenson Obligations.

(a)           The Parties hereto do hereby mutually agree that the Employment Agreement be, and the same hereby is terminated as at February 22, 2011, and is without any further force and effect.

(b)           Except for its right to receive the consideration set forth in Section 1(c) below, N. Nissenson hereby agrees that all rights, payments or other benefits which he or any N. Nissenson Parties had or may have been entitled to under the Employment Agreement, be and the same are hereby waived and terminated ab initio.

(c)            The Parties hereto do hereby agree that the Company owes N. Nissenson $136,593 in accrued salary and vacation pay under the Employment Agreement (the “N. Nissenson Obligations”).  In full settlement and consideration for the N. Nissenson Obligations, the Company agrees to pay N. Nissenson an aggregate of $136,593 in cash (the “N. Nissenson Consideration”), payable in monthly installments of $2,500.00 each, commencing September 30, 2011 and continuing on the last business day of each consecutive month thereafter until the N. Nissenson Consideration shall have been paid in full;

(d)        Early repayment: the Company may elect in its sole discretion to pay down the N. Nissenson Consideration in advance of the scheduled payments, in part or in full, at no cost or penalty to the Company.

(e)           N. Nissenson hereby acknowledges that, except for the payment to him of the N. Nissenson Consideration, neither the Company nor any subsidiary of the Company owes any further debts or obligations to N. Nissenson or any other N. Nissenson Parties of any kind whatsoever.

(f)         In the event that the Company shall fail to make two (2) or more monthly installment payments to N. Nissenson within 10 days of the date when such installment payment shall be due and payable, then all remaining unpaid amounts will be immediately due to N. Nissenson.

2.   Releases.

(a)    By the N. Nissenson Releasing Parties.  In exchange for the delivery of the N. Nissenson Consideration and other consideration set forth herein (collectively, the “Consideration”), N. Nissenson and each of his affiliates (collectively, the “N. Nissenson Releasing Parties”) do hereby fully, forever, irrevocably and unconditionally releases, remises and discharges Teja, the Company, its officers, directors, affiliates, subsidiaries, parent companies, agents and employees and each of the Investors and Converting Investors (each in their individual and corporate capacities) and their respective officers, directors and affiliates (hereinafter, the “Company Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses, of every kind and nature that any of the N. Nissenson Releasing Parties ever had or now has against any of the Company Released Parties, including, but not limited to, (i) any actual or alleged false acknowledgment, breach of representation or warranty, or misrepresentation or omission to state a material fact by any of the Company Released Parties in this Agreement or in any other document delivered by or on behalf of any of the Company Released Parties; (ii) all claims arising out of the employment of N. Nissenson with and/or separation from the Company including, but not limited to, all employment discrimination claims, all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options, and any claim or damage arising out of the Employment Agreement with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above, and (iii) all common law claims including, but not limited to, actions in tort, defamation and breach of contract related to the foregoing, but excluding (A) claims based on fraud or criminal acts which result in the filing of a complaint with any law enforcement agency or regulatory authority, or (B) rights of the N. Nissenson Released Parties and obligations of the Company under a lock-up agreement with the Company dated of even date herewith to which N. Nissenson is a party. It is understood that this release does not affect any rights the N. Nissenson Releasing  Parties has under this Agreement.

            (b)    By the Company, Teja, the Investors and the Converting Investors.  The Company, Teja and each of the Investors and Converting Investors under the Investor Agreements (collectively, the “Company Releasing Parties”) do hereby fully, forever, irrevocably and unconditionally releases, remises and discharges each of N. Nissenson and his affiliates (hereinafter, the “N. Nissenson Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses, of every kind and nature that any of the Company Releasing Parties ever had or now has against any of the N. Nissenson Released Parties, including, but not limited to, (i) any actual or alleged false acknowledgment, breach of representation or warranty, or misrepresentation or omission to state a material fact by any of the N. Nissenson Released Parties in this Agreement or in any other document delivered by or on behalf of any of the N. Nissenson Released Parties; (ii) all claims arising out of the employment of N. Nissenson with and/or separation from the Company including, any claim or damage arising out of the Employment Agreement with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above, and (iii) all common law claims including, but not limited to, actions in tort, defamation and breach of contract related to the foregoing, but  excluding (A) claims based on fraud or criminal acts which result in the filing of a complaint with any law enforcement agency or regulatory authority, or (B) obligations of the N. Nissenson Released Parties and rights of the Company under a lock-up agreement with the Company dated of even date herewith to which N. Nissenson is a party.  It is understood that this release does not affect any rights the Company Releasing Parties has under this Agreement.

(c)    Known and Unknown Claims.  Each of N. Nissenson Releasing Parties and the Company Releasing Parties understands and agrees that the claims released in Sections 2(a) and (b) above include not only claims presently known to him, them or it, as the case may be, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities and causes of action of every kind and character that would otherwise come within the scope of the released claims as described in Section 2.  Each of the N. Nissenson Releasing Parties and the Company Releasing Parties understands that he, they or it, as the case may be, may hereafter discover facts different from what he, they or it now believes to be true, which if known, could have materially affected this Agreement, but he, they or it nevertheless waives and releases any claims or rights based on different or additional facts.

3.   Indemnification.  The Company agrees that the N. Nissenson Releasing Parties is not releasing any claims he or they may have for indemnification under state or other law or the charter, articles, or by-laws of the Company and its affiliated companies, or under any indemnification agreement with the Company or under any insurance policy providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when he was or is a director or officer of the Company or any affiliated company; provided, however, that (i) the Company’s execution of this Agreement is not a concession or guaranty that N. Nissenson has any such rights to indemnification, (ii) that this Agreement does not create any additional rights to indemnification, and (iii) that the Company retains any defenses it may have to such indemnification or coverage.

4. Resignations from Positions.

(a)           N. Nissenson does hereby resign as Secretary of the Company and each of its subsidiaries and as a member of the board of directors of the Company and each of its subsidiaries, effective immediately and simultaneous with his execution of this Agreement and the ratification of this Agreement by the board of directors of the Company (N. Nissenson abstaining) in accordance with the resolutions simultaneously adopted by the board of directors of the Company and annexed hereto as Exhibit A and made a part hereof.

(b)           Teja, as the sole remaining member of the board of directors of the Company and its subsidiaries has advised N. Nissenson that he intends to appoint Amit Barzelai to serve as a member of the board of directors of the Company and each of its subsidiaries to fill the vacancy created by the resignation of N. Nissenson.  By his execution of this Agreement N. Nissenson agrees that he has no objection to such appointment.

5.   Additional Agreements of the Parties.

(a)           Immediately following the execution and delivery of this Agreement, each of the Company and Teja, on one hand, and N. Nissenson, on the other hand, shall instruct their legal counsel to dismiss with prejudice the litigation currently pending in the Second Judicial District Court of the State of Nevada in and for the County of Washoe, entitled Phoenix International Ventures, Inc., a Nevada corporation, and Zahir Teja, an individual, Plaintiffs, vs. Neev Nissenson, an individual, Anney Business Corp., a foreign corporation; Black Corporations 1-5; John Does 1-5, Defendants, Case No. C11-00653, Dept. No. B7 (the “Litigation”) as well as any other pending litigation known or unknown.

(b)           N. Nissenson may retain possession of the IPhone, and any other equipment in his possession as of the Agreement Date; provided that he shall be solely responsible for all future monthly charges to maintain such IPhone.  N. Nissenson will shall within ten (10) business days from the Agreement Date use his best efforts to return to the Company all official documents which are in his possession and belong to the Company, other than publicly available documents.  If the Company shall request any specific documents it believes N. Nissenson possesses, N. Nissenson shall use his best efforts to provide such documents.

(c)           N. Nissenson is a guarantor of 54,000 NIS (New Israeli Shekels approx $15,000) line of credit that Bank Mizrahi Tefahot of Israel has advances to Phoenix Europe Ventures, Ltd, an Israeli corporation which is a wholly owned subsidiary of the Company. The Company shall, not later than 180 days after the Agreement Date, cause to happen the removal of the guarantee given by N. Nissenson to Bank Mizrahi Tefahot  for this line of credit. The Company shall bear all expenses and damages that N. Nissenson incurs in connection with Bank Mizrahi Tefahot guarantee. The Company shall promptly reimburse N. Nissenson for any such expenses, damages and liabilities arising from this guarantee.

(d)           N. Nissenson and his affiliates are subject to a separate lock-up agreement with the Company, dated this date with respect to shares of common stock of the Company owned of record or beneficially by N. Nissenson and his affiliates (the “Lock Up Agreement”).  In the event that the Company shall fail to make two (2) or more monthly installment payments to N. Nissenson within 10 days of the date when such installment payment shall be due and payable, the obligations of N. Nissenson and his affiliates under the Lock Up Agreement shall terminate.

(e)           Teja is hereby authorized to immediately remove the signature rights of N. Nissenson on any and all bank accounts and credit cards, transfer agent authorization rights, and any and all other accounts or authorizations of the Company as to which officers of the Company have signature rights. Without limiting the foregoing, after the date of this Agreement, N. Nissenson shall have no authority to act on behalf of the Company (whether as an employee, officer or consultant to the Company) or to send correspondence on Company letterhead.

(f)      Each of the Parties acknowledges that the Company may describe the materials terms of this Agreement on a Form 8-K and may be required to file this Agreement with the Securities and Exchange Commission in an appropriate manner, and as a result the full text of this Agreement will be publicly available after such filing.

(g)           As used in this Agreement, the term “affiliate” or “affiliates” shall mean any other Person that directly or indirectly controls, or is controlled by, or is under common control with, that Person, and, with respect to any Person that is a natural Person, such Person’s spouse and the children in his household.  For purposes of this definition “control,” “controlled by,” and “under common control with” mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies of a Person, whether through ownership of voting interests or other ownership interests, by contract, or otherwise; provided, however, that any director, executive officer, manager or other Person which owns directly or indirectly five percent (5%) or more of the securities of any other Person having ordinary voting power for the election of directors or managers shall be deemed to control such other Person.

(h)           The Parties understand and agree that this Agreement is a settlement agreement and does not constitute an admission of liability or wrongdoing on the part of the Company and/or any other Party hereto. N. Nissenson hereby declares and confirms that after the date of this Agreement, no other agreement or other arrangement (other than this Agreement) exists between N. Nissenson or his affiliates and the Company pursuant to which the Company has any obligations.

(i)            This Agreement shall be binding upon the Parties and may not be modified in any manner except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the Parties hereto together with specific resolution of the Company confirming such modification.  This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators.

(j)            Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

(k)           This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

(l)           Each of the Parties state and represent that they have carefully read this Agreement, understand the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and sign of their own free will.

(m)           This Agreement contains and constitutes the entire understanding and agreement between the Parties hereto with respect to severance and settlement and terminates and supersedes all previous oral and written negotiations, agreements, commitments and writings in connection therewith, including, but not limited to, the Employment Agreement.

(n)           The recital paragraphs at the beginning of this Agreement are incorporated by reference as if fully set forth herein.

(o)           N. Nissenson advises the other Parties hereto that he and his affiliates have elected not to engage independent legal counsel.  N. Nissenson further advises each of the other Parties hereto that (i) he has reviewed this Agreement and all documents relating to this Agreement; (ii) N. Nissenson is a sophisticated businessmen who understand the contents of this Agreement and all other documents relating to this Agreement, and (iii) N. Nissenson and his affiliates shall not raise as a defense to the enforceability or validity to this Agreement or any of the other documents relating to this Agreement that they were not represented by counsel of their choosing.

(p)           This Agreement may be executed in two signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

(q)           No Party shall have the right to assign any of the rights or benefits under this Agreement, unless consented to by all Parties.

              (r)       Each of the parties promises and represents they will not make or cause to be made any derogatory, negative or disparaging statements, either written or verbal, on either party.

(s)           The Parties hereto do hereby agree that,: (i) immediately prior to the execution of this Agreement and the resolutions of the board of directors dated the Agreement Date, the board of directors of the Company consisted of Zahir Teja and Neev Nissenson, and the ratification of this Agreement by such board of directors is valid and proper; and (ii) the stockholder consent dated March 6, 2011 is hereby withdrawn and rendered null and void. The Parties hereto do hereby further agree that the resolutions and actions of the board of directors taken on March 22, 2011 and attached as Exhibit A to this Agreement are valid and binding upon the Company.

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IN WITNESS WHEREOF, the Parties have set their hand and seal to this Agreement as of the date set forth above.

PHOENIX INTERNATIONAL VENTURES, INC.

By:___________________________________________________________
Name: Zahir Teja Title: Chief Executive Officer Subject to board of directors ratification

_______________________________________________________ ZAHIR TEJA _____________________________________________________ NEEV NISSENSON

INVESTORS:

_____________________________________________________
URI WITTENBERG

_____________________________________________________
AMIT BARZELAI

_____________________________________________________
HAGAI LANGSTADTER

CONVERTING INVESTORS:

______________________________________________________
ZVI Bar-Nes NISSENSOHN

PLONIT VENTURES LTD.

By: _______________________________________________________

DASONS COMPUTERS

By:___________________________________________________

EXHIBIT A (to Settlement and Mutual Release Agreement with Neev Nissenson)

UNANIMOUS WRITTEN CONSENT

– of the –

MEMBERS OF THE BOARD OF DIRECTORS

– of –

PHOENIX INTERNATIONAL VENTURES, INC.

(a Nevada corporation)

THE UNDERSIGNED, being all of the members of the Board of Directors of PHOENIX INTERNATIONAL VENTURES, INC., a Nevada corporation (the "Company"), do hereby consent and agree to, and do hereby adopt, the following resolutions as and for the resolutions of the Board of Directors of the Company:

WHEREAS, the Company’s board member, Mr. Neev Nissenson, desires to separate from the Company pursuant to a separation agreement

WHEREAS, Anney Business Corp, a Company controlled by Haim Nissenson, and the Company wish to separate and terminate the relationship between them

NOW, THEREFORE, BE IT

RESOLVED, that the execution and delivery by the Company of the Settlement and Mutual Release Agreement, dated March 22, 2011 among the Company, Haim Nissenson, Anney Business Corp., Zahir Teja and certain other parties thereto, in the form of Exhibit A annexed to these resolutions (the “Anney Termination Agreement”), be and the same hereby is ratified and approved by the Company’s board of directors; and be it further

RESOLVED, that the execution and delivery by the Company of the lock-up agreement Agreement, dated March 22, 2011 among the Company, Haim Nissenson, Anney Business Corp., Neev Nissenson, Zahir Teja and certain other parties thereto, in the form of Exhibit B annexed to these resolutions (the “Lockup Agreement”), be and the same hereby is ratified and approved by the Company’s board of directors; and be it further

RESOLVED, to note in the record that Neev Nissenson has abstained in writing from voting on the resolution set forth below in the following paragraph, but that in accordance with article XI subsections (a) and (d) of the Company’s bylaws, Mr. Nissenson shall be counted towards a quorum for the this action.

RESOLVED that the execution and delivery by the Company of the Settlement and Mutual Release Agreement, dated March 22, 2011 among the Company, Neev Nissenson, Zahir Teja and certain other parties thereto, in the form of Exhibit C annexed to these resolutions (the “Nissenson Termination Agreement”), be and the same hereby is ratified and approved by the Company’s board of directors; and be it further

RESOLVED, that upon the execution of the foregoing resolutions, the resignation of Neev Nissenson as Secretary of the Company and each of its subsidiaries (including Phoenix Aerospace Incorporated) and as a member of the board of directors of the Company and each of its subsidiaries (including Phoenix Aerospace Incorporated) shall become effective.

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IN WITNESS WHEREOF, the undersigned, being all of the directors of the Company, consent hereto in writing as of March 22, 2011 and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Company.

This Consent may be executed in two or more counterparts.

Dated:  March 22, 2011

Neev Nissenson

Zahir Teja